UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 2, 2006

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On January 2, 2006, on management’s recommendation, the Company’s audit committee determined that the Company’s financial statements for fiscal year 2004, the first fiscal quarter ended March 31, 2005 and the second fiscal quarter ended June 30, 2005 should no longer be relied upon. As previously announced, the Company delayed the filing of its Form 10-Q for the third quarter of fiscal 2005 in order to determine the appropriate accounting and related tax effects from the reduced award of $2.7 million plus costs in its litigation with O2Micro International, Ltd., including the reversal of a $12 million provision for litigation recorded in the second quarter of fiscal 2005. In connection with that analysis and the review of third quarter financial results, the Company discovered several errors that will result in changes to the Company’s previously reported financial results.

The Company’s audit committee was informed by management of these errors, and the Company’s management and the audit committee have discussed these errors with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Company issued a press release related to these restatements on January 6, 2006, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release issued on January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 6, 2006	By:	/s/ C. Richard Neely Jr.
C. Richard Neely Jr.
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

Index to Exhibits

Exhibit	Description
99.1	Press Release issued by Monolithic on January 6, 2006.